UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2022

HUDSON ACQUISITION I CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41532	86-2712843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, Suite 1001, New York, NY 10036
(Address of principal executive offices)

Registrant’s telephone number, including area code: (347) 205-3126

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Right	HUDA U	The Nasdaq Stock Market LLC

Shares of Common Stock, par value $0.0001 per share	HUDA	The Nasdaq Stock Market LLC

Rights, each to receive one-fifth (1/5) of a share of the common stock	HUDA R	The Nasdaq Stock Market LLC

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 9, 2022, the Company received a notice (the “Notice”), dated December 9, 2022, from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that as a result of the delinquency in the timely filing of the Company’s quarterly report on Form 10-Q for the period ended September 30, 2022 (the “10-Q”), the Company is out of compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires timely filing of all required periodic financial reports with the SEC.

As a result of the delinquency, the Company must submit its original plan to regain compliance with the Listing Rule within sixty (60) calendar days from the Notice, and if Nasdaq accepts the plan, Nasdaq may grant an extension of one hundred eighty (180) calendar days from the 10-Q due date, or until May 29, 2023, to regain compliance.

While the Company can provide no assurances as to timing, the Company plans to file the Form 10-Q as soon as practicably possible to regain compliance with the Listing Rule.

Forward Looking Statements

This Current Report on Form 8-K (the “Form 8-K”) contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this Form 8-K, regarding the Company’s strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. When used in this Form 8-K, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “initiatives,” “continue,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this Form 8-K or as of the date they are made. The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. In addition, the Company cautions you that the forward-looking statements contained in this Form 8-K are subject to risks and uncertainties, including but not limited to, any future findings from ongoing review of the Company’s internal accounting controls, additional examination of the preliminary conclusions of such review, the Company’s ability to secure additional capital resources, the Company’s ability to continue as a going concern, the Company’s ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, the Company’s ability to regain compliance with the Bid Price Requirement, the Company’s ability to regain compliance with Nasdaq Listing Rules, the Company’s ability to become current with its SEC reports, and those additional risks and uncertainties discussed under the heading “Risk Factors” in the Form S-1 filed by the Company with the SEC on April 29, 2022, and the other documents filed, or to be filed, by the Company with the SEC. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that the Company has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov. Should one or more of the risks or uncertainties described in this Form 8-K materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Form 8-K.

Item 7.01. Regulation FD Disclosure.

On December 15, 2022, the Company issued a press release, a copy of which is attached as Exhibit 99.1, regarding the Notice.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release, dated December 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 15, 2022	HUDSON ACQUISITION I CORP.

	By:	/s/ Jiang Hui
	Name:	Jiang Hui
	Title:	Chief Executive Officer

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